                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                Chaparral Steel
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

[CHAPARRAL STEEL LOGO]

                                                                 August 29, 1996
DEAR STOCKHOLDER:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Chaparral Steel Company, to be held at 9:30 A.M. Central Daylight Time, on Wednesday, October 16, 1996, at the Dallas Public Schools Environmental Education Center, 1600 Bowers Road, Seagoville, Texas.

     The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting we will also report on the operations of the Company. Our 1996 Annual Report accompanies this Proxy Statement.

     It is important that your shares be represented at the Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

     If you arrive early, you are invited to have coffee and meet informally with the Directors.

                                            Sincerely,

                                                   /s/ GORDON E. FORWARD
                                            -----------------------------------
                                                     GORDON E. FORWARD
                                                         President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 16, 1996

     The Annual Meeting of Stockholders of Chaparral Steel Company (the "Company") will be held at the Dallas Public Schools Environmental Education Center, 1600 Bowers Road, Seagoville, Texas, on Wednesday, October 16, 1996, at 9:30 A.M. (C.D.T.) for the following purposes:

          1.  To elect six (6) Directors.

          2. To transact such other business that may properly come before the Meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on August 19, 1996, will be entitled to vote at the Meeting. A list of Stockholders will be open to the examination of any Stockholder during ordinary business hours for a period of ten days prior to the Meeting at the office of the Company's Secretary at 1341 W. Mockingbird Lane, Dallas, Texas.

     While you are encouraged to attend the Meeting, you are requested to date, sign and return promptly the accompanying proxy in the enclosed envelope provided for that purpose.

                                     By Order of the Board of Directors,

                                                 /s/ ROBERT C. MOORE
                                         -----------------------------------
                                                   ROBERT C. MOORE
                                                      Secretary
Dallas, Texas
August 29, 1996

                             [CHAPARRAL STEEL LOGO]

                                 300 Ward Road
                          Midlothian, Texas 76065-9651

                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 16, 1996

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Chaparral Steel Company, a Delaware corporation (the "Company"), of proxies in the accompanying form for exercise at the Annual Meeting of Stockholders of the Company to be held on October 16, 1996, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent to Stockholders is August 29, 1996.

     The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit proxies personally, by telephone or telegrams from some Stockholders, if proxies are not promptly received. In addition, the Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at a cost of $1,500 plus reasonable out-of-pocket expenses.

                      OUTSTANDING VOTING STOCK AND QUORUM

     The outstanding voting securities of the Company as of August 19, 1996, were 28,358,300 shares of Common Stock of the Company. Each share is entitled to one vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum to transact business.

                                VOTING OF PROXY

     The proxy enclosed is designed to permit each Stockholder of record at the close of business on August 19, 1996, to vote at the Annual Meeting and at any adjournment thereof. Shares cannot be voted at the Meeting unless the owner is present or represented by proxy. Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at 1341 W. Mockingbird Lane, Dallas, Texas 75247. The shares represented by any unrevoked proxy in the accompanying form, if such proxy is properly executed and returned, will be voted in accordance with the specifications made thereon, or in the absence of such specifications, in accordance with the Board of Directors' recommendations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of June 30, 1996, information with respect to Texas Industries, Inc. ("TXI"), the only stockholder who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company.

             NAME AND ADDRESS                   NUMBER OF SHARES              PERCENT OF
           OF BENEFICIAL OWNER                 BENEFICIALLY OWNED               CLASS
           -------------------                 ------------------             ----------
        Texas Industries, Inc.                     24,000,000                    83.6%
        1341 W. Mockingbird Lane
        Dallas, Texas 75247

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide for a board of not fewer than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the Board. The Board has fixed as six the number of Directors which will constitute the Board of Directors for the ensuing year and the proxies solicited hereby cannot be voted for a greater number. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Directors are elected by plurality vote. Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. Each nominee is presently a Director of the Company. If any nominee should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

                                                                                        SERVED
                                                                                          AS
                                                 PRINCIPAL OCCUPATION                  DIRECTOR
        NAME              AGE                  DURING PAST FIVE YEARS*                  SINCE
        ----              ---                  -----------------------                 --------
Robert D. Rogers......... 60     Chairman of the Board of the Company, President and     1973
                                   Chief Executive Officer of Texas Industries,
                                   Inc.(a)(b)
Gordon E. Forward........ 60     President and Chief Executive Officer of the            1982
                                   Company(a)(c)
Robert Alpert............ 64     Chairman of the Board of Alpert Companies               1989
                                   (investments), Dallas, Texas(a)(b)
John M. Belk............. 76     Chairman of the Board of Belk Stores Services,          1987
                                   Inc.(d)
Gerald R. Heffernan...... 76     President of G.R. Heffernan & Associates, Ltd.,         1973
                                   Toronto, Ontario, Canada(a)
Eugenio Clariond Reyes... 53     Director General and Chief Executive Officer of         1993
                                   Grupo IMSA, S.A.; President, Mexico -- U.S.
                                   Chamber of Commerce; Director, Instituto
                                   Tecnologico y de Estudias Superiores de Monterrey,
                                   A.C.

- ---------------

 * Based upon information provided by the Directors to the Company as of June 30, 1996.

(a) Messrs. Rogers, Forward, Alpert and Heffernan are members of the Board of Directors of Texas Industries, Inc.

(b) Messrs. Rogers and Alpert are members of the Board of Directors of Consolidated Freightways, Inc.

(c) Mr. Forward is a member of the Board of Directors of Noranda Forest Inc.

(d) Mr. Belk is a member of the Board of Directors of Lowe's Companies, Inc. and Coca-Cola Bottling Co. Consolidated.

                BOARD COMMITTEES, MEETINGS, ATTENDANCE AND FEES

     The Board of Directors of the Company has established Audit and Compensation Committees which perform the functions described below. The Board of Directors held four regular meetings during the fiscal year. All Directors attended at least 75% of all Board meetings.

     The Audit Committee, composed during the last fiscal year of Directors Heffernan, Alpert and Clariond Reyes, reviews the scope, plan and results of the annual audit with the independent auditors; approves and ratifies each professional service provided by the independent auditors; considers the independence of the auditors; and reviews and approves all non-audit fees paid to the independent auditors. The Audit Committee met two times during the year. All members attended both meetings.

     The Company's Compensation Committee, composed during the last fiscal year of Directors Rogers, Alpert and Belk, recommends and approves the salaries of the top management of the Company and all awards to employees of the Company under the Company's compensation plans. Its actions are subject to the review and approval of the Board of Directors. The Compensation Committee met one time during the year, and all members attended such meeting.

     The Board of Directors, acting in lieu of a Nominating Committee, will consider nominees for directors recommended by Stockholders. Communications to the Board may be addressed in care of the Company's Secretary at 1341 W. Mockingbird Lane, Dallas, Texas 75247.

OTHER TRANSACTIONS

     No reportable transaction occurred between the Company and any director, nominee for director, officer or any affiliate of, or a person related to, any of the foregoing since the beginning of the Company's last fiscal year (June 1, 1995).

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or its affiliates currently receive $15,000 per year plus $1,000 for each day that a Board and/or a Committee meeting is attended. Under a deferred compensation arrangement, such amount may be deferred in whole or in part at the election of the director. Compensation so deferred is denominated in shares of the Company's Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the arrangement. Dividends are credited to the account in the form of Common Stock at a value equal to the fair market value of the stock on the date of payment of such dividend. Each non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock when first elected either by the Board, or by the Stockholders at an annual meeting, and every third year thereafter that such director is reelected at an annual meeting. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and/or Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised exclusively of Directors who are not officers or employees of the Company. No executive officer of the Company serves or has served during the year on the Compensation Committee or as a director of another company, one of whose executive officers serves as a member of the Compensation Committee or as a Director of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 30, 1996, the approximate number of shares of Common Stock of the Company and common stock of TXI beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group.

                                                 COMPANY                           TXI
                                             COMMON SHARES(1)                COMMON SHARES(1)
                                       ----------------------------    ----------------------------
                                       BENEFICIALLY OWNED**    %(2)    BENEFICIALLY OWNED**    %(3)
                                       --------------------    ----    --------------------    ----
Robert Alpert........................           1,000            *              7,555(5)         *
Dennis E. Beach......................          11,957(4)         *                189            *
John M. Belk(6)......................           1,000            *              3,000(5)         *
Eugenio Clariond Reyes...............            None            *               None            *
Gordon E. Forward....................         113,100(4)         *             20,570            *
David A. Fournie.....................          38,000(4)         *                610            *
Gerald R. Heffernan(7)...............            None            *            123,000(5)       1.1%
Robert D. Rogers(8)..................         122,800(4)         *            199,320(5)       1.8%
Libor F. Rostik......................          45,000(4)         *                 14            *
Peter H. Wright......................          36,000(4)         *               None            *
All Directors and Executive Officers
  as a Group (15 Persons)............         528,766(4)       1.8%           430,254(5)       3.8%

- ---------------

 * Represents less than one percent (1%) of the total number of shares outstanding.

** Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.

(1) TXI common stock is listed for trading on the New York Stock Exchange.

(2) Based on the sum of (i) 28,707,400 shares of Common Stock, which on June 30, 1996, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.

(3) Based on the sum of (i) 11,120,531 shares of common stock, which on June 30, 1996, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.

(4) Includes, with respect to such person(s) shares of Common Stock subject to options exercisable within 60 days of June 30, 1996, as follows: Dennis E. Beach, 9,200 shares; Gordon E. Forward, 98,000 shares; David A. Fournie, 37,500 shares; Robert D. Rogers, 82,000 shares; Libor F. Rostik, 40,000 shares; Peter H. Wright, 36,000 shares; and all Directors and Executive Officers as a Group, 459,700 shares.

(5) Includes, with respect to such person(s) shares of common stock subject to options exercisable within 60 days of June 30, 1996, as follows: Robert Alpert, 5,000 shares; John M. Belk, 3,000 shares; Gerald R. Heffernan, 3,000 shares; Robert D. Rogers, 70,000 shares; and all Directors and Executive Officers as a Group, 106,400 shares.

(6) Mr. Belk has sole voting power over 7,000 shares of Common Stock as trustee under the John M. Belk Grantor Trust.

(7) The wife of Mr. Heffernan owns 971 shares of TXI common stock as to which he disclaims beneficial ownership.

(8) The wife of Mr. Rogers owns 4,000 shares of Common Stock as to which he disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1996, 1995 and 1994, of those persons who were, at May 31, 1996,
(i) the Chief Executive Officer and (ii) the other four highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                  ------------------------
                                                                    AWARDS       PAYOUTS
                                                ANNUAL            ----------    ----------
                                             COMPENSATION         SECURITIES
                                         ---------------------    UNDERLYING       LTIP          ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)    OPTIONS(#)    PAYOUTS($)    COMPENSATION($)
- -------------------------------  ----    ---------    --------    ----------    ----------    ---------------
Gordon E. Forward..............  1996     300,000      88,389           --        15,356           4,963(1)
  President and                  1995     300,000      43,628       60,000         7,580           3,945
  Chief Executive Officer        1994     300,000      30,060           --         4,262           3,442
David A. Fournie...............  1996     180,000      53,033           --         5,386           2,809(1)
  Vice President                 1995     175,000      25,450       19,000         2,659           2,376
  Structural Products            1994     140,000      14,028           --         1,495           1,496
  Business Unit
Libor F. Rostik................  1996     160,000      47,141           --         1,510           2,601(1)
  Vice President                 1995     156,250      22,723       19,000           746           2,261
  Engineering                    1994     130,000      13,026           --        12,838           8,092
Peter H. Wright................  1996     155,000      45,668           --         5,270           2,592(1)
  Vice President                 1995     151,250      21,996       19,000         2,602           2,259
  Bar Products                   1994     125,000      12,525           --         1,463           1,506
  Business Unit
Dennis E. Beach................  1996     155,000      45,668           --         3,940           2,584(1)
  Vice President                 1995     151,250      21,996       19,000         1,945           2,251
  Administration                 1994     125,000      12,525           --        33,500           8,609

- ---------------

(1) Includes (i) vested and non-vested portions of employer contributions and allocations to Retirement Savings Plan account, (ii) Company matching portion of Stock Purchase Plan purchases and (iii) payment of imputed dividends on deferred profit sharing, respectively, for the named executive officers as follows: Gordon E. Forward, $4,521, $48 and $394; David A. Fournie, $2,713, $96 and none; Libor F. Rostik, $2,411, $48 and $142; Peter
     H. Wright, $2,336, $48 and $208; and Dennis E. Beach, $2,336, $96 and $152.

     None of the Company's executive officers are employed under contract. They participate on the same basis as other employees in the Company's broad-based employee benefits program which includes a retirement savings plan, group medical coverage and life insurance. The Company's executive officers (except the President) are also covered by a financial security plan that includes disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the executive will have reached the age of 65, whichever last occurs. In the event of termination of employment under certain circumstances following a change of control (as defined in the plan), the executive officer will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the plan. The President of the Company is covered by a separate financial security plan which is substantially similar to the executive officers' financial security plan.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning each option exercised during the 1996 fiscal year ended May 31, 1996, by each of the named executive officers and the value of unexercised options held by such executive officer at May 31, 1996.

                                                      NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                       NUMBER OF                        OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                        SHARES                              YEAR END               FISCAL YEAR END($)(1)
                       ACQUIRED         VALUE       -------------------------    -------------------------
        NAME          ON EXERCISE    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- --------------------- -----------    -----------    -------------------------    -------------------------
Gordon E. Forward....       -0-             --            98,000/72,000               341,000/429,000
David A. Fournie.....       -0-             --            37,500/24,000               158,088/141,250
Libor F. Rostik......       -0-             --            40,000/24,000               140,000/141,250
Peter H. Wright......       -0-             --            36,000/23,000               122,000/136,750
Dennis E. Beach......    30,000        118,250             9,200/19,800                29,400/122,350

- ---------------

(1) Computed based upon the difference between aggregate fair market value and aggregate purchase price.

PERFORMANCE GRAPH

     The following chart compares the Company's cumulative total stockholder return for the five-year period ended May 31, 1996, with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Steel Index (the "Peer Group"). These comparisons assume the investment of $100 on May 31, 1991 and the reinvestment of dividends.

      Measurement Period           Chaparral
    (Fiscal Year Covered)            Steel          S&P 500       Peer Group
1991                                       100             100             100
1992                                    115.69          109.85          106.38
1993                                    101.41          122.61          158.08
1994                                     94.38          127.83          176.17
1995                                    101.96          153.64          143.70
1996                                    159.44          197.33          140.81

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of three non-employee Directors. It is the goal of the Committee to insure that policies and processes exist so that all of the Company's employees will be fairly and competitively compensated. The Committee evaluates the performance of the senior executive group against predetermined goals with the guidance of the President and evaluates the performance of the President. The Committee also evaluates human resource development, and succession planning within the Company.

     General. The role of the Company's compensation program is to aid the Company in the attraction and retention of the most productive employees in the marketplace. The compensation program's guidelines are such that if individuals are performing in the top 10% of effectiveness compared to others that might be available in the marketplace to fill similar positions, their total compensation should be in the upper 25% of those with whom the Company competes for equivalent talent. The makeup of an executive's total compensation should provide adequate direct compensation, high incentive compensation and modest indirect or fringe compensation. A significant portion of the executive officer's compensation is linked to the financial performance of the Company.

     While the criteria for the compensation program for executive officers are subjective in nature, to insure that the compensation program is competitive, the Committee takes into account factors relevant to the specific compensation component being considered, such as comparisons to industry and geographic salary surveys.

     Compensation Elements. The executive officers' total compensation objectives, which are established over a five-year span of time, consist of three basic elements -- salaries, annual incentives and long-term incentives. Annual and long-term incentives are a significant portion of the total compensation and are strongly linked to financial performance and thereby align the interests of the Company's executives and its stockholders to build long-term value and improve the return to the Company's stockholders.

     Salaries. Approximately 45% of the total compensation objective of an executive officer, other than the Chief Executive Officer, is composed of salary. Salaries are reviewed periodically and compared to industry and geographic salary surveys to assure that the salary levels remain competitive. The impact that the executive has on the Company, the skills and experience required by the position and the performance of the executive are also considerations in determining salary level. During the last fiscal year, the Compensation Committee reviewed and recommended salary increases for the Vice President -- Structural Products Business Unit, the Vice
President -- Engineering, the Vice President -- Bar Products Business Unit and the Vice President -- Administration.

     Annual Incentives. Approximately 10% of the total compensation objective of an executive officer is based on an annual incentive. For the 1996 fiscal year, the Board of Directors approved a profit sharing distribution of 8% of the Company's pre-tax income to provide additional incentives to all employees, including the Company's executive officers. For fiscal year 1997, the Board of Directors have adopted a cash incentive plan for all employees, including executives, in lieu of the annual profit sharing distribution. Under this incentive plan, which the Directors will annually consider adopting, a cash bonus equal to a designated percentage of an eligible executive's annual salary is earned if a consolidated tangible return on assets (as defined in the plan, "ROA") threshold established by the Compensation Committee is achieved. If the threshold level below which no incentive would be paid is exceeded, the incentive increases based on specified ROA levels established by the Committee. Target ROA thresholds and the designated percentage of an executive's salary are not established for executives individually; rather, they are the same for all executives in order to foster a team-based approach.

     Long-Term Incentives. Approximately 45% of the executive officer's total compensation objective consists of long-term incentives, which is provided primarily through the Company's stock option plan, a performance share plan and a continuous rolling three-year cash incentive plan.

     When granted, options under the stock option plan have exercise prices of not less than 100% of the then fair market value of the Company's Common Stock and become exercisable 40% after two years, 60% after three years, 80% after four years and 100% five years after grant, and all expire not more than ten years after grant. The value of the option ultimately realized will depend on the continued success of the Company; thus, the option not only provides the executive an incentive for years after it has been awarded but ties this incentive directly into increasing stockholder value. Long-term stock options also strengthen the ability of the Company to attract, motivate and retain executives of superior capability required to achieve the Company's business objectives in an intensely competitive environment. An executive is targeted to have between one and five times annual salary in accumulated options as priced at the time of the grant.

     The Company has maintained since 1976 a performance share plan under which performance shares have been granted from time to time by the Board of Directors acting in its discretion and upon recommendation of the Compensation Committee. The value of a performance share is based upon the Company's annual financial results averaged over the preceding five years and a cash dividend is paid on a performance share at the end of each fiscal year equal to 10% of the Company's earnings per share for such fiscal year, based on an assumed 4.5 million shares. Performance shares are 40% vested after three years, 60% vested after four years and 100% vested after five years. At five-year intervals, the plan requires, subject to several restrictions and conditions, that a percentage of the vested portion be redeemed based on the age of the executive such that 100% of vested shares are redeemed by the time the executive reaches 65 years of age. No performance shares have been granted under the plan since 1986 and it is not contemplated that there will be future grants under the plan.

     Beginning in fiscal year 1997, a continuous rolling three-year cash incentive plan has been established for certain executives of the Company, including the named executives. Under this plan, an average consolidated tangible return on equity threshold (as defined in the plan, "ROE") is established annually by the Compensation Committee for the next succeeding three-year period. For an executive to earn an annual incentive under the plan, the Company must reach or surpass the ROE threshold for the period ending in the year in respect of which the incentive is earned. If the threshold level below which no incentive would be paid is exceeded, the incentive increases based on specified ROE levels established by the Committee. If the average ROE threshold is reached or surpassed, an executive can earn a cash incentive award ranging from 35% to 120% or more of the executive's annual salary, depending on the average ROE achieved and the recommendation of the Chief Executive Officer of the Company based upon his subjective evaluation of the executive's individual performance. At the discretion of the Board of Directors, payment of an incentive award may be deferred and may be in the form of cash, common stock or a combination of cash and common stock. In the initial year of the plan, an incentive will be paid based on the ROE achieved for fiscal year 1997 if the ROE threshold for the year is equaled or surpassed. In fiscal year 1998, the threshold will be the average ROE threshold established for the two-year period ending with the 1998 fiscal year and in fiscal year 1999, the threshold will be the average ROE threshold established for the three-year period ending with the 1999 fiscal year. The Committee believes that this plan focuses the participating executives on growth and profitability for the Company further aligning their interests to those of the Company's Stockholders.

     Chief Executive Officer Compensation. The Chief Executive Officer's salary is established in the same manner as other executive officers and he participates on the same basis as such executive officers in the Company's incentive programs. However, approximately 50% of the

Chief Executive Officer's total compensation objective is based on incentives linked to the financial performance of the Company.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to $1 million for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer, except for qualified performance-based compensation. At this time, it is not anticipated that any Company executive will receive any compensation in fiscal year 1997 in excess of the limit. Therefore, during fiscal year 1996, the Company did not take action to comply with such limit. The Company generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives.

                                     JOHN M. BELK, Chairman
                                     ROBERT D. ROGERS, ROBERT ALPERT

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written transaction reports of its Directors and executive officers that no other reports were required to be filed during the 1996 fiscal year, all Section 16(a) filing requirements applicable to its Directors, executive officers and 10% owners were complied with, except (i) Dennis E. Beach, David A. Fournie, Larry L. Clark, Libor F. Rostik and Peter H. Wright each filed a late report on Form 5 reflecting an option grant during the 1995 fiscal year and (ii) David A. Fournie filed, six days late, one Form 4 report covering two sales transactions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP were the Company's independent auditors for the last fiscal year and will continue to be for the current year. A representative of Ernst & Young LLP will attend the Stockholders' Meeting; and although he does not intend to make a statement to the Stockholders, he will be available to respond to any relevant questions of the Stockholders.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended May 31, 1996, is being mailed to each Stockholder of record along with the proxy materials, but is not to be considered a part of the proxy soliciting material.

                           1997 STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the next Annual Meeting of Stockholders presently scheduled for October 15, 1997, must be received by the Secretary of the Company not later than May 8, 1997, to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Meeting. If any other matters should come before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.


                                            By Order of the Board of Directors,


                                                  /s/ ROBERT C. MOORE
                                            ---------------------------------
                                                      ROBERT C. MOORE
                                                         Secretary

                           FOR SHARES OF COMMON STOCK

                            CHAPARRAL STEEL COMPANY

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 16, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints Robert D. Rogers, John M. Belk and Gordon E. Forward, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of stockholders of Chaparral Steel Company to be held on Wednesday, October 16, 1996 at 9:30 A.M. at the Dallas Public Schools Environmental Education Center, 1600 Bowers Road, Seagoville, Texas.

         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

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

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
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW;            Please mark       / X /
NO BOXES NEED TO BE CHECKED                                                                    your votes as
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2                                     indicated in
                                                                                               this example

Item 1 - Election of Directors (see reverse).       Robert Alpert, John M. Belk, Gordon E. Forward, Gerald R. Heffernan, Eugenio
                                                    Clariond Reyes and Robert D. Rogers
FOR all nominees            WITHHOLD
  (except as               AUTHORITY
specified hereon)    to vote for all nominees       (Instruction: To withhold authority to vote for an individual nominee write
                         listed at right            that nominee's name on the space provided below.)
     /  /                    /  /

                                                    ----------------------------------------------------------------------------
Item 2 - To transact such other business that may properly come before the meeting.


                                                                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                          THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE
                                                                          ABSENCE OF SUCH INSTRUCTIONS THIS PROXY WILL BE VOTED
                                                                          FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL
                                                                          IN ITEM 2.


                                                                          (Sign exactly as name(s) appears hereon. If shares are
                                                                          held jointly each holder should sign. If signing for
                                                                          estate, trust or corporation, title or capacity should
                                                                          be stated.)

                                                                          Please date, sign and return this Proxy in the enclosed
                                                                          business envelope.

                                                                          Dated:                                           , 1996
                                                                                 ------------------------------------------

                                                                          -------------------------------------------------------

                                                                          -------------------------------------------------------



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                                  o   FOLD AND DETACH HERE   o

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